Exhibit 21.1

LIST OF TRONOX LIMITED SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation or Organization

U.S. Subsidiaries:

Tronox Blocked Borrower LLC	Delaware

Tronox Finance LLC	Delaware

Tronox Incorporated	Delaware

Tronox LLC	Delaware

Tronox Pigments LLC	Delaware

Tronox US Holdings Inc.	Delaware

Non-U.S. Subsidiaries:

Ti02 Corporation Pty Ltd	Australia

Tific Pty Ltd	Australia

Tronox Australia Holdings Pty Limited	Australia

Tronox Australia Pigments Holdings Pty Limited	Australia

Tronox Australia Pty Ltd	Australia

Tronox Finance plc	United Kingdom

Tronox Global Holdings Pty Limited	Australia

Tronox GmbH	Germany

Tronox Holdings Cooperatief U.A.	The Netherlands

Tronox Holdings Europe C.V.	The Netherlands

Tronox Holdings (Australia) Pty Ltd.	Australia

Tronox International Finance LLP	United Kingdom

Tronox International Holdings GmbH	Switzerland

Tronox KZN Sands (Pty) Ltd	South Africa

Tronox Management Pty Ltd.	Australia

Tronox Mineral Sales Pty Ltd	Australia

Tronox Mineral Sands (Pty) Ltd	South Africa

Tronox Pigments Australia Holdings Pty Limited	Australia

Tronox Pigments Australia Pty Limited	Australia

Tronox Pigments (Holland) B.V.	The Netherlands

Tronox Pigments (Netherlands) B.V.	The Netherlands

Tronox Pigments GmbH	Germany

Tronox Pigments Pty Limited	Australia

Tronox Pigments (Singapore) Pte. Ltd.	Singapore

Tronox Sands Holdings Pty Limited	Australia

Tronox Sands Investment Funding Limited	United Kingdom

Tronox Sands UK Holdings Limited	United Kingdom

Tronox Sands LLP	United Kingdom

Tronox UK Finance Limited	United Kingdom

Tronox UK Holdings Limited	United Kingdom

Tronox UK Limited Tronox UK Merger Company Limited	United Kingdom United Kingdom

Tronox Western Australia Pty Ltd	Australia

Tronox Worldwide Pty Limited	Australia

Yalgoo Minerals Pty. Ltd.	Australia